                                                                    EXHIBIT 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below. The principal business address of the Reporting Persons is 333 South Grand Avenue,
28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.

Date of Event Requiring Statement: February 22, 2018.

Issuer Name: Oaktree Strategic Income Corporation [OCSI]

                                      OAKTREE CAPITAL MANAGEMENT, L.P.

                                      By: /s/ Mary Gallegly
                                          --------------------------------------
                                          Name: Mary Gallegly
                                          Title: Vice President

                                      OAKTREE HOLDINGS, INC.

                                      By: /s/ Mary Gallegly
                                          --------------------------------------
                                          Name: Mary Gallegly
                                          Title: Vice President

                                      OAKTREE CAPITAL GROUP, LLC

                                      By: Oaktree Capital Group Holdings GP, LLC
                                          Its: Manager

                                      By: /s/ Mary Gallegly
                                         ---------------------------------------
                                         Name: Mary Gallegly
                                         Title: Vice President

                                      OAKTREE CAPITAL GROUP HOLDINGS GP,LLC

                                      By: /s/ Mary Gallegly
                                          --------------------------------------
                                          Name: Mary Gallegly
                                          Title: Vice President